NEITHER THIS NOTE NOR THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF EITHER VRI OR SPARK HOLDCO THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO EITHER VRI OR SPARK HOLDCO, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF EITHER VRI OR SPARK HOLDCO HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EITHER VRI OR SPARK HOLDCO, OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.
AMENDED AND RESTATED
SPARK HOLDCO, LLC AND VIA RENEWABLES, INC.
SUBORDINATED PROMISSORY NOTE

Note No. 9	Issuance Date: May 6, 2026 Houston, Texas
For value received, Via Renewables, Inc. (formerly known as Spark Energy, Inc.), a Delaware corporation (“VRI”), and Spark HoldCo, LLC, a Delaware limited liability company (“Spark HoldCo,” and together with VRI, the “Issuers”), jointly and severally, promises to pay to the order of Retailco, LLC (the “Holder”), the principal sum of Twenty-Five Million and No/100 US Dollars ($25,000,000.00) (the “Loan”) or, if less, the aggregate outstanding principal amount of the Advances (as defined below) made by the Holder to the Issuers. This promissory note (this “Note”) is subject to the following terms and conditions.
1.Commitment, Advances, Interest, Maturity and Default
a)    The Holder, upon its discretion, shall make available to the Issuers in one or more mutually acceptable disbursements pursuant to subsection (b) (each an “Advance”) during the period from the Issuance Date until the Maturity Date in an aggregate amount not to exceed the Loan.
b)    As a condition to the disbursement of any Advance, the Borrower shall, at least three days prior to the requested disbursement date, deliver to the Holder a written notice (the “Borrowing Notice”) setting out: (i) the amount of the Advance, which amount must be in a minimum principal amount of $1,000,000; and (ii) the date on which the Advance is to be disbursed. Upon receipt of the Borrowing Notice, the Holder shall make available to the Issuers on the disbursement date the amount set out in the notice in immediately available funds.

c)     Interest on this Note shall accrue on the unpaid principal balance of all Advances from the date each such Advance was made at a rate equal to WSJ Prime + two percent (2%) per annum, simple interest compounding annually with interest only payable semiannually in arrears on January 1 and July 1 of each year, commencing July 1, 2026 (each an “Interest Payment Date”), provided, however, that Issuers shall have the right to elect to pay-in-kind all or portions of the interest payable under this Note by sending to Holder a notice of such election (a “PIK Election Notice”) at least two (2) business days prior to the applicable Interest Payment Date specifying (i) the amount of interest that will be paid in kind and (ii) the amount of cash that will be paid to Holder on the applicable Interest Payment Date, if any. Irrespective of the date a PIK Election Notice is made, the actual payment in kind will occur on the applicable Interest Payment Date. If a PIK Election Notice electing to pay interest in kind is made, on the applicable Interest Payment Date, the amount elected to be paid in kind will be capitalized, compounded and added to the unpaid principal amount of this Note effective as of such Interest Payment Date. Unless otherwise consented to in writing by the Holder, if the Issuers fail to deliver a PIK Election Notice to Holder on or before the date specified above for such notice and do not make an interest payment in cash on the applicable Interest Payment Date for all interest due, it shall be deemed that the Issuers have elected to pay the balance of the interest due on the applicable Interest Payment Date in kind. The principal and interest due under this Note shall be paid in full on November 6, 2029 (the “Maturity Date”), and if any principal or interest under this Note remains unpaid after the Maturity Date the interest rate on such unpaid amounts shall increase from WSJ Prime + two percent (2%) per annum to WSJ Prime + three percent (3%) per annum, simple interest. Subject to Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable upon written demand by the Holder at any time after the Maturity Date.
d)    Notwithstanding the provisions of Section 1(c) above and subject to Section 2 below, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the execution by either Issuer of a general assignment for the benefit of creditors, (ii) the filing by or against either Issuer of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, (iii) the appointment of a receiver or trustee to take possession of the property or assets of either Issuer or (iv) one or more of the Issuers is involved either directly or indirectly in a Corporate Transaction; provided, however, that this subsection (iv) shall not apply until the later of (A) the date the Discharge of Senior Obligations (as defined in the Subordination Agreement (as defined below)) occurs, and (B) November 6, 2029. For all purposes hereof, the term “Corporate Transaction” means (a) a sale by either of the Issuers of all or substantially all of its assets, (b) a merger of one or more of the Issuers with or into another entity (if after such merger the holders of a majority of such Issuer’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity) or (c) the transfer of more than fifty percent (50%) of such Issuer’s voting securities to a natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.
2.    Subordination
a)    The indebtedness evidenced by this Note, including principal and interest, is hereby expressly subordinated and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Issuers’ Senior Indebtedness. “Senior Indebtedness” shall mean the principal of and unpaid interest and premium, if any, on (i) indebtedness of the Issuers or with respect to which either or both of the Issuers is a guarantor, whether outstanding on the date hereof or hereafter created, to banks, insurance companies or other lending or thrift institutions regularly engaged in the business of lending money, whether or not secured, and (ii) any deferrals, renewals, extensions, refunding, amendment, modification or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.
b)     Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement which creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Issuers or in the event this Note shall be declared due and payable, (i) no amount shall be paid by the Issuers, whether in cash or property in respect of the principal of or interest on this Note at the time outstanding, unless and until the full amount of any Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with either Issuer or otherwise by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of all of the Senior Indebtedness then outstanding.
c)     If an event of default has occurred with respect to any Senior Indebtedness, permitting the holder thereof to accelerate the maturity thereof, then unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note.
d)     Nothing contained in the preceding paragraphs shall impair, as between the Issuers and the Holder, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holder hereof the principal hereof and interest hereon as and when the same shall become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the holders of Senior Indebtedness under the preceding paragraphs to receive cash or other properties otherwise payable or deliverable to the Holder pursuant to this Note. This Note and the indebtedness hereunder (including any payments thereof) are subject to that certain Subordination and Intercreditor Agreement dated as of May 6, 2026 among VRI, as parent, Spark HoldCo, LLC, Spark Energy, LLC, Spark Energy Gas, LLC, Censtar Energy Corp, Censtar Operating Company, LLC, Oasis Power, LLC, Oasis Power Holdings, LLC, Electricity Maine, LLC, Electricity N.H., LLC, Provider Power Mass, LLC, Major Energy Services LLC, Major Energy Electric Services LLC, Respond Power LLC, Perigee Energy, LLC, Verde Energy

USA, Inc., Verde Energy USA CA, LLC, Inc, Verde Energy USA Commodities, LLC, Verde Energy USA Connecticut, LLC, Verde Energy USA DC, LLC, Verde Energy USA Illinois, LLC, Verde Energy USA Maryland, LLC, Verde Energy USA Massachusetts, LLC, Verde Energy USA New Jersey, LLC, Verde Energy USA New York, LLC, Verde Energy USA Ohio, LLC, Verde Energy USA Pennsylvania, LLC, Verde Energy USA Texas Holdings, LLC, Verde Energy USA Texas, LLC, Verde Energy USA Trading, LLC, Verde Energy Solutions, LLC, Via Energy Solutions, LLC, HIKO Energy, LLC, and Texans Choice Power, LLC, as co-borrowers, Bank OZK, in its capacity as the administrative agent, and Holder, as junior creditor (as amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”).
3.    Payment
All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to either VRI or Spark HoldCo. Payment shall be credited first to the accrued but unpaid interest then due and payable and the remainder applied to principal. Any amounts due in connection with this Note may be prepaid in whole or in part at any time without penalty upon ten (10) days’ advance notice by either VRI or Spark HoldCo to the registered holder of this Note.
4.    Payment of Taxes
Issuers, jointly and severally, will pay all taxes (other than taxes based upon income or gross margin) and other governmental charges, if any, that may be imposed with respect to the issue or delivery of this Note.
5.    Representations and Warranties of Holder
Holder hereby makes the representations and warranties set forth on attached Appendix A.
6.    Transfer; Successors and Assigns
The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, except for a pledge of this Note to a bank or other financial institution that creates a mere security interest in this Note in connection with a bona fide loan transaction, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of both Issuers. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note to either Issuer for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to both Issuers, and, thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
7.    Evidence of Debt

The Holder is authorized to record on the grid attached hereto as Appendix B each Advance made to the Issuers and each payment or prepayment thereof. The entries made by the Holder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Holder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Advances in accordance with the terms of this Note.
8.    Governing Law; Jurisdiction
This Note shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, entered into and to be performed entirely within the State of Texas, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Harris County, Texas in connection with any action relating to this Note.
 9.    Specific Performance
 Issuers acknowledge and agree that the remedies at law of Holder in the event of any default by VRI or Spark HoldCo in the performance of or compliance with any of the terms of this Note are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
 10.    Notices
 Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in subsection (d), or (d) three (3) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address of such party indicated directly below, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party given in the foregoing manner.

VRI	Spark HoldCo	Holder

12140 Wickchester Ln. Suite 100 Houston, TX 77079 Attn: Chief Executive Officer	12140 Wickchester Ln. Suite 100 Houston, TX 77079 Attn: Chief Executive Officer	12140 Wickchester Ln. Suite 100 Houston, TX 77079 Attn: Chief Executive Officer

11.    Amendments and Waivers

 Any term of this Note may be amended only with the written consent of the Issuers and the Holder. Any amendment or waiver effectuated in accordance with this Section 11 shall be binding upon Issuers, Holder and each transferee of this Note.
 12.    Shareholders, Officers and Directors Not Liable
 In no event shall any shareholder, officer or director of either VRI or Spark HoldCo be liable for any amounts due or payable pursuant to this Note.

13.    Action to Collect on Note
 If action at law or equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
 14.    Severability
 If any provision of this Note shall be judicially declared to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Note would not be materially and adversely affected thereby, such provision shall be fully separable, and this Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Note shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.
15.    Waiver of Jury Trial
Each of VRI, Spark HoldCo and Holder hereby waives its right to trial by jury in any claim (whether based upon contract, tort or otherwise) under, related to or arising in connection with this Note.
16.    Waivers By Issuers
EACH OF VRI AND SPARK HOLDCO HEREBY WAIVE PRESENTMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST, AND ANY OR ALL OTHER NOTICES OR DEMANDS IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, ENDORSEMENT OR COLLECTION OF THIS NOTE.
17.    Amendment and Restatement
This Note amends and restates in its entirety the Subordinated Promissory Note dated June 28, 2024 (as amended, supplemented or otherwise modified from time to time prior to the effectiveness hereof) made by VRI and Spark HoldCo in favor of the Holder.

[Signature Page Follows]

VRI:
VIA RENEWABLES, INC.
By: _/s/ Mike Barajas_____
Name: Mike Barajas
Title: Chief Financial Officer

SPARK HOLDCO:
SPARK HOLDCO, LLC
By: Via Renewables, Inc. its sole managing member
By: _/s/ Mike Barajas_____
Name: Mike Barajas
Title: Chief Financial Officer

AGREED TO AND ACCEPTED: HOLDER RETAILCO, LLC By: _/s/ Keith Maxwell III__ Name: Keith Maxwell III Title: Chief Executive Officer

Signature Page to Spark Holdco, LLC and Via Renewables, Inc.
Subordinated Promissory Note

APPENDIX A
To Subordinated Promissory Note
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
The Holder represents and warrants to Issuers as follows:
A.Investment Intent. Holder hereby represents and warrants that Holder is acquiring the Note for the Holder’s own account, not as nominee or agent, for beneficial interests and investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.
B.    Restricted Securities . The Holder understands that this Note is not a “restricted security” under the federal securities laws inasmuch as it is being acquired from Issuers in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder represents that is it familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
C.    Information Made Available to Holder. Holder acknowledges that the Issuers have made available to the Holder, or to the Holder’s attorney, accountant or representative, all documents that the Holder has requested, and the Holder has requested all documents and other information that the Holder has deemed necessary to consider in connection with an investment in Issuers. Holder acknowledges that it has had an opportunity to consult with Issuers management regarding VRI’s and Spark HoldCo’s prospects and the risks associated with VRI’s and Spark HoldCo’s business. Holder acknowledges that it has had an opportunity to review financial information relating to VRI’s and Spark HoldCo’s businesses. Holder is familiar with the current capitalization and ownership of Issuers.

APPENDIX B
To Subordinated Promissory Note
ADVANCES AND PAYMENTS ON THE LOAN

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of Note	Name of Person Making the Notation